Bowlero Corp. announces continued strong results for the Fourth Quarter and Fiscal Year 2022

•Revenue in the fourth quarter was nearly $267.7 million, growing $108.6 million, or 68.3%, year-over-year, and $112.2 million, or 72.2%, relative to pre-pandemic performance. Same-store revenue was $78.8 million, or 53.0%, higher than pre-pandemic. 1
•Revenue in fiscal year 2022 totaled nearly $911.7 million, growing $516.5 million, or 130.7%, year-over-year, and $217.8 million, or 31.4%, relative to pre-pandemic performance. Same-store revenue grew vs. the pre-pandemic performance by $127.4 million, or 19.4%.1
•Net Income for the quarter was $6.9 million. There was a Net Loss for fiscal year 2022 of $29.9 million was driven primarily by expenses related to the successful de-SPAC transaction.2
•Adjusted EBITDA in the fourth quarter of $82.4 million increased $40.1 million, or 94.8%, vs. the prior year's quarter, and grew $48.2 million, or 140.9%, relative to pre-pandemic performance. 1 2
•Adjusted EBITDA for fiscal year 2022 of $316.4 million increased $243.3 million, or 332.7%, vs. the prior year, and grew $142.5 million, or 81.9%, relative to pre-pandemic performance.1 2
•The Company repurchased 3,320,913 shares of Class A common stock during the fourth quarter, bringing the fiscal year total shares repurchased to 3,430,667 shares and bringing the total Class A and Class B shares outstanding down to 163.1 million as of July 3, 2022.3
•The Company retired all outstanding publicly traded and privately held warrants as of May 18, 2022.
•The Company added 4 new centers during the quarter, part of the 29 new centers for the fiscal year. As of September 15, 2022, after July 3, 2022, the Company has added 1 more and has signed definitive purchase agreements for an additional 8 new centers. Total centers in operation as of July 3, 2022 were 317.

RICHMOND, Va. September 15, 2022 – Bowlero Corp. (NYSE: BOWL) (“Bowlero” or the “Company”), the world’s largest owner and operator of bowling centers, today provided financial results for the fourth quarter of and the full annual results for the 2022 fiscal year, which ended on July 3, 2022. Bowlero announced revenue grew in the quarter to nearly $267.7 million, driven by continued strong growth in walk in retail and accelerated further by significant growth in event revenue. Total revenue grew by 72.2% compared to pre-pandemic performance and by 68.3% on a year-over-year basis. Same-store sales rose by 53.0% relative to pre-pandemic.1

“We are very pleased with our performance in the fourth quarter and during fiscal year 2022. We achieved world-class results in our first year as a public company, while simultaneously laying important groundwork for sustained growth. We are excited about the future, and we are looking forward to continuing to provide unforgettable experiences for our guests”, said Thomas Shannon, Founder and Chief Executive Officer.
1 Same-store sales are measured by comparing revenues for centers open for the entire duration of both the current and comparable measurement periods. The pre-pandemic comparable period for the quarter ended July 3, 2022 is the quarter ended on June 30, 2019. The pre-pandemic comparable period for the fiscal year ended July 3, 2022 are the trailing twelve months ended on December 29, 2019.
2 Adjusted EBITDA, trailing twelve month Adjusted EBITDA and normalized net income are non-GAAP measures. "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "GAAP Financial Information" and "GAAP to non-GAAP Reconciliations" for more information on the Company's GAAP and non-GAAP measures. Certain figures in the tables throughout this document may not foot due to rounding.
3 Class A and Class B shares outstanding excludes 3.2 million shares that are subject to forfeiture contingent on certain stock price thresholds.

Financial Summary
•Due to the Company’s reporting calendar, Q4 of FY 22 was 14 weeks long and FY 22 was 53 weeks long. During the 53rd week, we produced $14.9 million in revenue.
•Significant growth in Revenue during the quarter, totaling nearly $267.7 million, up 72.2% relative to pre-pandemic performance and 68.3% on a year-over-year basis; 53.0% on a same-store basis vs. pre-pandemic performance. Adjusting for the 14th week, Revenue was $252.8 million, increasing 62.6% relative to pre-pandemic performance and 58.9% on a year-over-year basis; 44.3% on a same store basis vs. pre-pandemic performance. 1 4
•Revenue during fiscal year 2022 was nearly $911.7 million, up 31.4% relative to pre-pandemic performance and 130.7% on a year-over-year basis; 19.4% on a same-store basis vs. pre-pandemic performance. Adjusting for the 53rd week, Revenue was $896.8 million, increasing 29.2% relative to pre-pandemic performance and 126.9% on a year-over-year basis; 17.5% on a same-store basis vs. pre-pandemic performance.1 4
•Net Income for the quarter was $6.9 million, including $8.6 million of non-cash expenses related to the increase in the value of earnouts and warrants. Net Income, adjusted for these items was $15.6 million vs. a Net Loss of $13.5 million in the prior year.2
•Adjusted EBITDA for the quarter grew to $82.4 million, up 140.9% relative to pre-pandemic performance and 94.8% vs. prior year.2
•Net Loss for fiscal year 2022 of $29.9 million was driven primarily by expenses related to the successful de-SPAC transaction, which included $32.5 million in transactional expenses and $42.2 million in share based compensation, as well as $52.8 million of non-cash expenses related to the increase in the value of earnouts and warrants. Net Income for fiscal year 2022, adjusted for these items was $97.6 million vs. a Net Loss of $126.5 million in the prior year.2
•Adjusted EBITDA for fiscal year 2022 was $316.4 million and grew 81.9% relative to pre-pandemic performance and 332.7% vs. prior year.2
•Cash generated from Operations during the quarter and fiscal year 2022 was $34.8 million and $177.7 million, respectively.

“We continue to see very strong demand in our bowling centers, which is driving significant same store sales growth relative to both prior year and pre-pandemic levels” said Brett Parker, President and CFO of Bowlero Corp. “Additionally, the new units are accelerating our growth rates, as we opened 4 new locations during the quarter. Even more impressive, Adjusted EBITDA margin expanded over 1,000 basis points relative to pre-pandemic levels, demonstrating the inherent operating leverage that exists in the business and management’s strong focus on maximizing profitability despite well-documented macro cost pressures.”

4 Fourth quarter and fiscal year 2022 represent 14 week and 53 week periods, respectively. As a result, comparisons excluding the impact of extra week are provided.

Total Bowling Center Revenue Performance Trend5

« The revenue performance in individual weeks can be positively or negatively impacted by timing shift of holiday/sporting events, holidays moving to weekends, and extreme weather events.

5Total Bowling Center Revenue excludes closed bowling center activity and media revenue, which is also a component of our bowling operations. Data for all weeks following the close of the fiscal year ended on July 3,2022 are preliminary and have not been audited or reviewed and are forward-looking statements based solely on information available to us as of the date of this announcement.

Investor Webcast Information
Listeners may access an investor webcast hosted by Bowlero. The webcast and results presentation will be accessible at 4:30 ET on September 15, 2022 in the Events & Presentations section of the Bowlero Investor Relations website at https://ir.bowlerocorp.com/overview/default.aspx.

About Bowlero Corp.
Bowlero Corp. is the worldwide leader in bowling entertainment. With more than 300 bowling centers across North America, Bowlero Corp. serves more than 26 million guests each year through a family of brands that includes Bowlero and AMF. Bowlero Corp. is also home to the Professional Bowlers Association, which boasts thousands of members and millions of fans across the globe. For more information on Bowlero Corp., please visit BowleroCorp.com.

Forward Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology and include preliminary results. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: the impact of COVID-19 or other adverse public health developments on our business; our ability to grow and manage growth profitably, maintain relationships with customers, compete within our industry and retain our key employees; changes in consumer preferences and buying patterns; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; the risk that the market for our entertainment offerings may not develop on the timeframe or in the manner that we currently anticipate; general economic conditions and uncertainties affecting markets in which we operate and economic volatility that could adversely impact our business, including the COVID-19 pandemic and other factors described under the section titled “Risk Factors” in the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, as well as other filings that the Company will make, or has made, with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

GAAP Financial Information

Bowlero Corp.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	July 3, 2022	June 27, 2021
Assets
Current assets:
Cash and cash equivalents	$132,236	$187,093
Accounts and notes receivable, net of allowance for doubtful accounts of $504 and $204, respectively	5,227	3,300
Inventories, net	10,310	8,310
Prepaid expenses and other current assets	12,732	8,056
Assets held-for-sale	8,789	686
Total current assets	169,294	207,445

Property and equipment, net	534,721	415,661
Internal use software, net	11,423	9,062
Property and equipment under capital leases, net	262,703	284,077
Intangible assets, net	92,593	96,057
Goodwill	742,669	726,156
Other assets	41,022	43,780
Total assets	$1,854,425	$1,782,238

Liabilities, Temporary Equity and Stockholders’ Deficit
Current liabilities:
Accounts payable	$38,217	$29,489
Accrued expenses	62,854	63,650
Current maturities of long-term debt	4,966	5,058
Other current liabilities	13,123	9,176
Total current liabilities	119,160	107,373

Long-term debt, net	865,090	870,528
Long-term obligations under capital leases	397,603	374,598
Earnout liability	210,952	—
Other long-term liabilities	54,418	87,749
Deferred income tax liabilities	14,882	11,867
Total liabilities	1,662,105	1,452,115

Temporary Equity
Series A preferred stock - Old Bowlero	—	141,162
Series A preferred stock	206,002	—
Redeemable Class A common stock - Old Bowlero	—	464,827

	July 3, 2022	June 27, 2021
Stockholders’ Deficit:
Class A common stock	$11	$10
Class B common stock	6	—
Additional paid-in capital	335,015	—
Treasury stock, at cost	(34,557)	—
Accumulated deficit	(312,851)	(266,472)
Accumulated other comprehensive loss	(1,306)	(9,404)
Total stockholders’ deficit	(13,682)	(275,866)
Total liabilities, temporary equity and stockholders' deficit	$1,854,425	$1,782,238

Bowlero Corp.
Condensed Consolidated Statements of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 3, 2022	June 27, 2021	July 3, 2022	June 27, 2021
Revenues	$267,717	$159,103	$911,705	$395,234
Costs of revenues	185,229	120,601	609,971	374,255
Gross profit	82,488	38,502	301,734	20,979

Operating (income) expenses:
Selling, general and administrative expenses	35,689	29,118	180,702	78,335
Asset impairment	1,548	386	1,548	386
(Gain) loss on sale or disposal of assets	(2,354)	31	(4,109)	(46)
Other operating expense	1,260	668	6,968	1,131
Business interruption insurance recoveries	—	—	—	(20,188)
Total operating expense	36,143	30,203	185,109	59,618

Operating profit (loss)	46,345	8,299	116,625	(38,639)

Other expenses:
Interest expense, net	25,359	23,128	94,460	88,857
Change in fair value of earnout liability	2,564	—	25,800	—
Change in fair value of warrant liability	6,092	—	26,840	—
Other (income) expense	(12)	—	149	—
Total other expense	34,003	23,128	147,249	88,857

Income (loss) before income tax expense (benefit)	12,342	(14,829)	(30,624)	(127,496)

Income tax expense (benefit)	5,399	(1,368)	(690)	(1,035)
Net income (loss)	$6,943	$(13,461)	$(29,934)	$(126,461)

Bowlero Corp.
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 3, 2022	June 27, 2021	July 3, 2022	June 27, 2021
Net cash provided by operating activities	$34,809	$41,109	$177,670	$58,232
Net cash used in investing activities	(41,601)	(18,488)	(220,345)	(46,676)
Net cash (used in) provided by financing activities	(33,888)	(2,053)	(12,136)	34,805
Effect of exchange rate changes on cash	(61)	(44)	(46)	27
Net (decrease) increase in cash and cash equivalents	(40,741)	20,524	(54,857)	46,388

Cash and cash equivalents at beginning of period	172,977	166,569	187,093	140,705

Cash and cash equivalents at end of period	$132,236	$187,093	$132,236	$187,093

GAAP to non-GAAP Reconciliations

	Adjusted EBITDA Reconciliation
	Three Months Ended			Twelve Months Ended
(in thousands)	July 3, 2022	June 27, 2021	June 30, 2019	July 3, 2022	June 27, 2021	December 29, 2019
Consolidated
Revenues	$267,717	$159,103	$155,494	$911,705	$395,234	$693,929
Net income (loss) - GAAP	6,943	(13,461)	(16,002)	(29,934)	(126,461)	(1,841)
Adjustments:
Interest expense	25,359	23,128	14,965	94,460	88,857	69,903
Income tax expense (benefit)	5,399	(1,368)	1,788	(690)	(1,035)	1,803
Depreciation, amortization and impairment charges	30,018	23,872	25,900	108,505	91,851	89,264
Share-based compensation	3,860	793	838	50,236	3,164	3,406
Closed center EBITDA (1)	51	1,750	1,447	1,480	4,039	(400)
Foreign currency exchange loss (gain)	(26)	(99)	6	5	(188)	(225)
Asset disposition (gain) loss	(2,355)	31	2,917	(4,109)	(46)	5,247
Transactional and other advisory costs (2)	1,405	6,644	519	38,140	10,737	3,041
Charges attributed to new initiatives (3)	113	147	260	362	531	1,020
Extraordinary unusual non-recurring losses (4)	2,981	859	1,566	5,131	1,670	2,680
Changes in the value of earnouts and warrants and settlement costs (5)	8,644	—	—	52,789	—	—
Adjusted EBITDA	$82,392	$42,296	$34,204	$316,375	$73,119	$173,898
Adjusted EBITDA Margin	30.8%	26.6%	22.0%	34.7%	18.5%	25.1%

SG&A Expense	26,870	19,734	21,705	84,849	57,326	82,316
Media & Other Income	(4,210)	34	978	(18,005)	(985)	1,257
Center EBITDA	$105,052	$62,064	$56,887	$383,219	$129,460	$257,471

(1)The closed center adjustment is to remove EBITDA for closed centers. Closed centers are those centers that are closed for a variety of reasons, including permanent closure, newly acquired or built centers prior to opening, centers closed for renovation or rebranding and conversion. Closed centers do not include centers closed in compliance with local, state and federal government restrictions due to COVID-19. If a center is not open on the last day of the reporting period, it will be considered closed for that reporting period.
(2)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated. The large increases in this adjustment during the quarters ended December 26, 2021 and March 27, 2022 reflect the transactional costs associated with the de-SPAC transaction.
(3)The adjustment for charges is to remove actual charges attributed to new initiatives include charges with the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs including any restructuring charge (including any charges relating to any tax restructuring), any charge relating to the closure or consolidation of any office or facility, any systems implementation charge, any severance charge, any one time compensation charge, any charge relating to entry into a new market, any charge relating to any strategic initiative or contract and any lease run-off charge.
(4)The adjustment for extraordinary unusual non-recurring gains or losses is to remove extraordinary gains and losses, which include any gain or charge from any extraordinary item as determined in good faith by the Company and/or any non-recurring or unusual item as determined in good faith by the Company and/or any charge associated with and/or payment of any legal settlement, fine, judgment or order.
(5)The adjustment for changes in the value of earnouts and warrants is to remove the impact of the revaluation of the earnouts and warrants. As a result of the de-SPAC transaction, the Company recorded liabilities for earnouts and warrants. Changes in the fair value of the earnout and warrant liabilities are recognized in the statement of operations. Decreases in the liability will have a favorable impact on the income statement and increases in the liability will have an unfavorable impact. The adjustment also includes realized costs associated with the settlement of warrants during the fiscal year.

Trailing twelve month Adjusted EBITDA Reconciliation
Net loss - GAAP and Adjusted EBITDA
(in thousands)	December 29, 2019	March 28, 2021	June 27, 2021	September 26, 2021	December 26, 2021	March 27, 2022	July 3, 2022
Consolidated
Revenues	$693,929	$247,257	$395,234	$526,281	$657,483	$803,091	$911,705
Net loss - GAAP	$(1,841)	$(197,748)	$(126,461)	$(70,125)	$(55,442)	$(50,338)	$(29,934)
Adjustments:
Interest expense	69,903	86,352	88,857	90,612	92,239	92,229	94,460
Income tax expense (benefit)	1,803	7,927	(1,035)	(7,403)	(7,147)	(7,457)	(690)
Depreciation, amortization and impairment charges	89,264	91,411	91,851	92,241	95,363	102,359	108,505
Share-based compensation	3,406	3,226	3,164	3,116	44,975	47,169	50,236
Closed center EBITDA (1)	(400)	3,259	4,039	3,880	3,374	3,179	1,480
Foreign currency exchange loss (gain)	(225)	(146)	(188)	(155)	126	(68)	5
Asset disposition loss (gain)	5,247	613	(46)	(77)	(58)	(1,723)	(4,109)
Transactional and other advisory costs (2)	3,041	5,573	10,737	12,056	40,474	43,379	38,140
Charges attributed to new initiatives (3)	1,020	500	531	540	489	396	362
Extraordinary unusual non-recurring losses (4)	2,680	360	1,670	65	3,374	3,009	5,131
Changes in the value of earnouts and warrants and settlement costs (5)	—	—	—	—	(22,472)	44,145	52,789
Adjusted EBITDA	$173,898	$1,327	$73,119	$124,750	$195,295	$276,279	$316,375
Adjusted EBITDA Margin	25.1%	0.5%	18.5%	23.7%	29.7%	34.4%	34.7%

(1)The closed center adjustment is to remove EBITDA for closed centers. Closed centers are those centers that are closed for a variety of reasons, including permanent closure, newly acquired or built centers prior to opening, centers closed for renovation or rebranding and conversion. Closed centers do not include centers closed in compliance with local, state and federal government restrictions due to COVID-19. If a center is not open on the last day of the reporting period, it will be considered closed for that reporting period.If the center is closed on the first day of the reporting period for permanent closure, the center will be considered closed for that reporting period.
(2)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated.
(3)The adjustment for charges is to remove charges attributed to new initiatives include charges with the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs (including in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning, or reconfiguration of fixed assets for alternative uses, any office or facility opening and/or pre-opening), including any inventory optimization program and/or any curtailment, any business optimization charge, any restructuring charge (including any charges relating to any tax restructuring), any charge relating to the closure or consolidation of any office or facility (including but not limited to rent terminations, moving costs and legal costs), any systems implementation charge, any severance charge, any one time compensation charge, any charge relating to entry into a new market, any charge relating to any strategic initiative or contract, any charge relating to any entry into new markets and contracts, any lease run-off charge, any charge associated with improvements to information technology (IT) or accounting functions, losses related to temporary decreases in work volume and expenses related to maintaining underutilized personnel, any charge relating to a new contract, any consulting charge and/or any corporate development charge; provided, that, in this case of any such charge, the results of any such action relating to such charge are projected by in good faith to be achieved with 24 months of undertaking.
(4)The adjustment for extraordinary unusual non-recurring gains or losses is to remove extraordinary gains and losses, which include any gain or charge from any extraordinary item as determined in good faith by the Company and/or any non-recurring or unusual item as determined in good faith by the Company and/or any charge associated with and/or payment of any legal settlement, fine, judgment or order.
(5)The adjustment for changes in the value of earnouts and warrants is to remove the impact of the revaluation of the earnouts and warrants. As a result of the Company's de-SPAC transaction, the Company recorded liabilities for earnouts and warrants. Changes in the fair value of the earnout and warrant liabilities are recognized in the statement of operations. Decreases in the liability will have a favorable impact on the income statement and increases in the liability will have an unfavorable impact. The adjustment also includes realized costs associated with the settlement of warrants during the fiscal year.

NORMALIZED NET INCOME RECONCILIATION
July 3, 2022
(in thousands)	Three months ended	Twelve months ended

Net income (loss) - GAAP	$6,943	$(29,934)

Change in fair value of earnouts and warrants and settlement costs	8,644	52,789
Share-based compensation - de-SPAC	—	42,212
Transactional and other advisory costs	—	32,502

Normalized Net Income	$15,587	$97,569

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose net income, normalized for extraordinary and non-recurring items, Adjusted EBITDA and trailing twelve month Adjusted EBITDA as “non-GAAP measures” which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, net cash provided (used) by operating activities or any other operating performance or liquidity measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.
Net income normalized for extraordinary and non-recurring items represents Net income (loss) before share-based compensation issued in connection with the Company's de-SPAC transaction, transaction and other advisory costs related to the de-SPAC transaction and non-cash expenses or income related to Changes in the value of earnouts and warrants. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) represents Net income (loss) before Interest, Income Taxes, Depreciation and Amortization, Share-based Compensation, EBITDA from Closed Centers, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, Charges attributed to new initiatives, Extraordinary unusual non-recurring gains or losses and Changes in the value of earnouts and warrants. Trailing twelve month Adjusted EBITDA represents Adjusted EBITDA over the most recent twelve month period.
The Company considers net income normalized for extraordinary and non-recurring items as an important financial measure because it provides an indicator of performance that is not affected by fluctuations in certain costs or other items. However, this measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that it does not reflect every cash expenditure and is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.
The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. Additionally, we believe trailing twelve month Adjusted EBITDA provides the current run-rate for trending purposes, rather than annualizing the respective quarters, as the Company’s business is seasonal, with the second and third fiscal quarters being higher than the first and last quarters.

We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as Interest, Income Taxes, Depreciation and Amortization, Share-based Compensation, EBITDA from Closed Centers, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, Charges attributed to new initiatives, Extraordinary unusual non-recurring gains or losses and Changes in the value of earnouts and warrants.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and trailing twelve month Adjusted EBITDA:
•do not reflect every expenditure, future requirements for capital expenditures or contractual commitments;
•do not reflect changes in our working capital needs;
•do not reflect the interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;
•do not reflect income tax (benefit) expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;
•do not reflect non-cash equity compensation, which will remain a key element of our overall equity based compensation package; and
•do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

Contacts:
For Media:
Bowlero Corp. Public Relations
pr@bowlerocorp.com
For Investors:
ICR, Inc.
Ashley DeSimone
Ashely.desimone@icrinc.com